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[EXHIBIT 17.1]

     As filed with the Securities and Exchange Commission on August 30, 1996
                                        File Nos. 33-__________________; 811-

______________________________________________________________________________
______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933                    [X]
                                       and
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940            [X]
                        (Check appropriate box or boxes)

                            STYLE SELECT SERIES, INC.
               (Exact Name of Registrant as specified in Charter)

                     The SunAmerica Center, 733 Third Avenue
                          New York, New York 10017-3204
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 858-8850

                                 Robert M. Zakem
                    Senior Vice President and General Counsel
                        SunAmerica Asset Management Corp.
                              The SunAmerica Center
                                733 Third Avenue
                             New York, NY 10017-3204
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   Copies to:
                             Margery K. Neale, Esq.
                    Shereff, Friedman, Hoffman & Goodman, LLP
                                919 Third Avenue
                               New York, NY  10022
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Approximately Date of Proposed Public Offering:
As soon as practicable after the effective date of the Registration Statement

The Registrant declares than an indefinite amount of common stock, par value $.0001 per share, is being registered by this Registration Statement pursuant to
Section 24(f) under the Investment Company Act of 1940, as amended, and Rule 24f-2 thereunder. In accordance with Rule 24f-2(a)(3) a filing fee of $500 is being paid with this filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.